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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 22, 1995
                                                ----------------


                KULICKE AND SOFFA INDUSTRIES, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)




    PENNSYLVANIA                  0-121             23-1498399
- ------------------------      -------------     -----------------
(State or other jurisdic-     (Commission         (IRS Employer
 tion of incorporation)        File Number)      Identification
                                                      No.)




2101 Blair Mill Road, Willow Grove, PA               19090
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(Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code (215) 784-6000
                                                   --------------














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Item 5.  OTHER EVENTS.

On May 22, 1995, Kulicke and Soffa Industries, Inc. (the "Company") signed a letter of intent to acquire American Fine Wire Corporation, a wholly-owned subsidiary of Circle "S" Industries, headquartered in Birmingham, Alabama. American Fine Wire is a leading supplier of bonding wire for the semiconductor assembly industry, with sales of approximately $68 million for the year ended December 31, 1994. American Fine Wire has production facilities in Singapore, Zurich, Switzerland, and Selma, Alabama, and has product offerings in gold, aluminum and specialty wire.

Consideration for the acquisition would consist of cash and the Company's common stock totaling approximately $45 million, subject to closing adjustments. The transaction is subject to executing a definitive agreement and regulatory approvals, and is expected to be completed by or shortly after September 30, 1995, the end of the Company's fiscal year.







                              SIGNATURE
                              ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               KULICKE AND SOFFA INDUSTRIES, INC.




Date:  May 26, 1995           By: /s/ Clifford G. Sprague
                                   ------------------------
                                   Clifford G. Sprague,
                                    Senior Vice President
                                    and Chief Financial
                                    Officer